SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 27, 2013

AIR INDUSTRIES GROUP, INC.
___________________

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29245	20-4458244
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

1479 North Clinton Avenue, Bay Shore, NY 11706
Address of principal executive offices

Registrant's telephone number: (631) 968-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2013, the subsidiaries of Air Industries Group, Inc., specifically, Air Industries Machining, Corp., Welding Metallurgy, Inc. and Nassau Tool Works, Inc., as primary obligors, entered into an Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “Agreement”) with PNC Bank, National Association, as Lender and Agent.   Air Industries Group, Inc. (together with Air Industries Machining, Welding Metallurgy and Nassau Tool, the “Company”) is party to the Agreement in its capacity as guarantor of the obligations of the primary obligors.

The Agreement amends in certain respects the terms of the Revolving Credit, Term Loan, Equipment Line of Credit and Security Agreement (as such has been amended, modified, supplemented and/or restated to the date hereof, the “Original Loan Agreement’) entered into on November 30, 2005, between Air Industries Machining and PNC.  The Agreement clarifies in certain respects the various amendments and modifications that have been made to made to the Original Loan Agreement to reflect the changes in the Company’s business,  modifies certain of the financial covenants which the Company must meet and reduces the rate of interest payable on the Company’s Term Loan and Revolving Loans.

The Amended and Restated Revolving Credit, Term Loan and Security Agreement is annexed as an Exhibit to this Report on Form 8-K and the reader is directed to such Exhibit for the terms and conditions thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1    Amended and Restated Revolving Credit, Term Loan and Security Agreement (the “Agreement”) between the Company and PNC Bank, National Association, as Lender and Agent.
10.2   Revolving Credit Note
10.3 Term Note
10.4  Guarantor’s Ratification by Air Industries Group, Inc.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2013

AIR INDUSTRIES GROUP, INC.

By:	/s/ Peter D. Rettaliata
Peter D. Rettaliata
President and Chief Executive Officer